Exhibit 99.1

SaviCorp Finalizes Settlement Agreement with Existing and Outstanding Security Holders; Removes Substantial Debt from Balance Sheet

Santa Ana, CA - August 1, 2011 - SaviCorp (Pink Sheets - SVMI) (the “Company”), an innovative automotive technology company that licenses, manufactures, distributes and services an array of patented technologies and products that reduce harmful emissions and improve fuel efficiency, is pleased to announce that it has finalized an agreement (the “Repayment Agreement”) with YA Global Investments, L.P., f/k/a Cornell Capital Partners, L.P. (“YA Global”) settling over $2.4M in previously outstanding debt and securities.

Pursuant to the terms of the Repayment Agreement, the Company and YA Global have agreed to settle and cancel certain securities previously issued to YA Global, including approximately $2,485,000 in secured convertible debentures and warrants to purchase approximately 2,900,000,000 shares of Company common stock (“Common Stock”).  In connection with the settlement, the Company made a one-time cash payment of $550,000 and issued YA Global new warrants to purchase up to 25,000,000 shares of Common Stock at an exercise price of $0.0119.  These warrants are set to expire in July of 2014.

By removing the prior debt with YA Global through the settlement, the Company believes it is now better positioned to execute its aggressive sales growth initiatives into 2012 with less concern of such substantial debt and the associated potential dilution which the Company believes could have previously held it back from potential revenue and profitability growth.

“Our strategic initiative to finalize the Settlement Agreement with YA Global and remove over $2.4M in previous debt from our financial statements was a critical step in moving the Company forward, and is in line with our overall business plan, revenue growth, and operating profit objectives into the 2012 to 2015 time frame,” stated Serge Monros, the Company’s CEO. “We believe the removal of this debt now provides the Company much more financial stability, not only in pursuing specific business contracts and goals, but also in allowing us the ability to obtain future funding for regional and national marketing campaigns, financial support for our distribution pipeline, and additional capital for future product development and innovation on terms much more beneficial to the Company. For the Company and our shareholders alike, the short and long-term benefits of this settlement are incalculable. I would like to offer a sincere, heart-felt thank you to those who have faithfully stood by us through this entire process.  We have much to look forward to as we move toward 2012 and beyond.”

About SaviCorp

SaviCorp (www.savicorp.com) is an innovative automotive technology company that licenses, manufactures, distributes and services an array of patented technologies and products that reduce harmful emissions and improve fuel efficiency. The Company, an evolution of more than twenty years of automotive engine emissions testing, materials research and development, was formed to create, support and license our patented supplementary vehicle Emissions Reduction Technologies (ERT) to reduce emissions and improve efficiency. Using proprietary methods and processes, the Company’s flagship DynoValve system protects the environment, lessens an engine's carbon offsets, increases gas mileage, and improves engine performance resulting in dramatic savings in both fuel and oil.

Forward Looking Statement Disclosure

Statements contained herein that are not historical facts may be forward looking statements within the meaning of the Securities Act of 1933, as amended.  Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company’s ability to perform under existing contracts, to procure future contracts, to acquire certain assets, or to finalize funding for the purchase of certain assets. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:

SaviCorp

Serge Monros, CEO

(877) 611-SAVI

serge.monros@savicorp.com

http://www.savicorp.com